EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statements (No. 333-77733, 333-44533, 333-48885, 333-28499, 333-51822, 333-64212, 333-65472, 333-65464, 333-95754, 333-65478) on Form S-8 of Asure Software, Inc. of our report dated January 17, 2012, relating to our audits of the financial statements of W.G. Ross Corporation as of and for the years ended December 31, 2010 and 2009, included in this Current Report on Form 8-K/A.

/s/Padgett Stratemann & Co., L.L.P.
San Antonio, TX

February 28, 2012